Exhibit 99.1

[Company Logo]

DIGITAL INSIGHT REPORTS THIRD QUARTER RESULTS;

STRONG ADOPTION TRENDS DRIVE BETTER-THAN-EXPECTED REVENUES AND PROFITABILITY

CALABASAS, Calif. (October 23, 2003)—Digital Insight Corp.® (Nasdaq: DGIN) (www.digitalinsight.com) today announced financial results for its third quarter ended September 30, 2003. The third quarter marks Digital Insight’s 17th consecutive quarter of sequential revenue growth since its IPO in September 1999.

Revenues for the third quarter ended September 30, 2003 increased 16% to $39.4 million from $33.9 million for the quarter ended September 30, 2002. Under Generally Accepted Accounting Principles (GAAP), the Company reported net income of $4.6 million, or $0.14 per diluted share, in the third quarter, a 180% increase compared to net income of $1.7 million, or $0.05 per share, for the third quarter of 2002.

On a non-GAAP basis, pro forma net income increased 68% to $6.1 million, or $0.18 per diluted share, from pro forma net income of $3.6 million, or $0.11 per share, in the third quarter of 2002. A reconciliation of non-GAAP pro forma results to GAAP results is provided as part of this press release.

Cash flow from operations in the third quarter was $9.9 million, a 68% increase from operating cash flow of $5.9 million in the third quarter of 2002.

“Our third quarter results continue to validate the earnings power of our business model, and the undeniable benefits of scale,” commented Digital Insight Chairman, President and CEO Jeff Stiefler. “Our revenues and EPS exceeded our guidance once again, and benefited from strong trends in end user adoption. Importantly, our clients are increasingly partnering with Digital Insight to advance the adoption curve as a means to accelerate their financial returns from the online channel.”

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“We also had an outstanding quarter within Cash Management, where our business end users grew by a record 3,600, up 11% sequentially and 51% from a year ago,” Stiefler continued. “To further capitalize on this attractive market opportunity, earlier this week we signed a definitive agreement to acquire Magnet Communications. Magnet, a leading provider of online cash management solutions to corporate clients of large and mid-tier banks, represents a perfect complement to Digital Insight’s leadership in serving small businesses. The strategic transaction provides exciting cross-sale opportunities, and will enable Digital Insight to serve the entire cash management market, from small businesses to major corporate clients of large financial institutions.”

Balance Sheet Highlights

At September 30, 2003, cash and investments increased to $88.2 million from $76.3 million at June 30, 2003, reflecting strong cash flow from operations. Working capital increased to $84.5 million from $73.0 million at June 30, 2003, and the Company remains debt-free.

2003 Financial Guidance: Revenue and EPS Guidance Increased from Prior Guidance

Fourth Quarter 2003 Business Outlook**		Expected Growth vs. Q4 2002

Revenues	$40.5 – $41.0 million	18 – 19%

Non-GAAP Pro forma EPS	$0.19 – $0.20	58 – 67%

Equivalent GAAP EPS	$0.15 – $0.16	N / A

Full Year 2003 Business Outlook**		Expected Growth vs. FY 2002

Revenue	$152.7 – $153.2 million	17%

Non-GAAP Pro forma EPS	$0.65 – $0.66	103 – 106%

Equivalent GAAP EPS	$0.48 – $0.49	N / A

2004 Financial Guidance: Preliminary Guidance Established**
	2004 Guidance	Expected Growth vs. FY 2003*

Revenues	$173 – $177 million	13 – 16%

Non-GAAP Pro Forma EPS	$0.92 – $0.96	40 – 47%

Equivalent GAAP EPS	$0.75 – $0.79	55 – 63%

*Using the midpoint of the 2003 Guidance Range.

**Does not include the Company’s pending acquisition of Magnet Communications. The Company expects the Magnet acquisition to be neutral to slightly accretive to pro forma EPS in 2004, excluding non-cash charges to amortize certain acquired intangible assets.

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2003 and 2004 Guidance Assumptions

The Company’s EPS guidance assumes state tax expense (of approximately $0.01 per share in the 2003 fourth quarter and $0.04 per share for the 2003 year and $0.06 for the 2004 year) as a result of California’s decision to temporarily prohibit the use of prior years’ operating loss “carry-forwards” to offset taxable net income in 2003. Pro forma EPS excludes charges of $0.04 per share in the 2003 fourth quarter and $0.17 per share in the 2003 full year and 2004 full year for amortization of intangible assets. The Company’s guidance does not include the Company’s pending acquisition of Magnet Communications.

Reconciliation of Non-GAAP Pro Forma to GAAP Results and GAAP Outlook

The Company provides non-GAAP pro forma operating results as a supplement to its GAAP financial results. The Company’s non-GAAP pro forma results exclude the following charges from the Company’s statements of operations:

—	Non-cash charges related to amortization of intangible assets

—	Non-cash charges related to stock-based compensation

—	Merger-related charges

—	Restructuring-related charges

—	Impairment charges

—	Cumulative effect of change in accounting methods

A detailed calculation of non-GAAP pro forma net income and pro forma net income per share is included in the attached statement of operations, which also includes equivalent GAAP net income and GAAP net income per share.

Webcast

A live webcast of the conference call discussing the third quarter results is scheduled for 5:00 p.m. EDT on Thursday, October 23, 2003, and is accessible at www.digitalinsight.com. The conference call will contain forward-looking statements and other material information. A replay of the webcast will be available until November 30, 2003.

About Digital Insight

Digital Insight® Corporation is a leading Internet banking provider for visionary financial institutions. Through its comprehensive portfolio of outsourced, Internet-based financial products and services built upon the company’s unique architecture, Digital Insight enables banks and credit unions to become the trusted transaction hub for their retail and commercial customers. Digital Insight provides retail and commercial Internet banking, electronic bill payment and presentment, eCommerce portal technology, wireless channel delivery, advanced targeted marketing, website development and maintenance, as well as online and call center lending services. Each Digital Insight product and service reinforces the brands of its client financial institutions.

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Safe Harbor Statement under the Private Litigation Reform Act of 1995

This release discusses the following topics which contain forward-looking statements: guidance on anticipated results of operations in the fourth quarter of 2003 and full years 2003 and 2004; expectation of sustaining or growing GAAP or pro forma net income; expectation of continued growth in Internet banking end users; the continued success of the Company’s marketing programs to encourage end-user adoption; expectation of gaining new contracts and retaining current clients; expectation regarding payment or nonpayment of federal or state income taxes in future years; expectations regarding the proposed acquisition of Magnet; and other statements relating to future revenues, earnings, and Company performance. Such forward-looking statements are based on assumptions and are subject to inherent risks and uncertainties. Important factors which could cause actual results to differ materially from those in the forward-looking statements include the possibility that actual results of operations in the fourth quarter of 2003 and full years 2003 and 2004 may fall short of the guidance provided herein, risks related to the proposed acquisition of Magnet, as well as other risk factors detailed in the Company’s latest annual report on Form 10-K and other reports on file with the SEC. The Company assumes no obligation and does not intend to update any such forward-looking statements.

CONTACTS:

CORPORATE COMMUNICATIONS	INVESTOR RELATIONS

Jyoti Nanda	Erik Randerson
Corporate Communications	Investor Relations
Digital Insight	Digital Insight
(888) 344-4674	(818) 878-6615
press.release@digitalinsight.com

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DIGITAL INSIGHT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, expect for per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002(2)	2003	2002(1)(2)
	(unaudited)		(unaudited)
Revenues	$39,429	$33,853	$112,198	$96,055

Costs and operating expenses
Cost of revenues (2)	18,358	17,288	53,657	49,957
Sales, general and administrative (2)	10,762	8,859	31,400	27,548
Research and development (2)	4,001	4,284	11,230	12,320
Amortization of intangible assets	1,407	1,455	4,235	4,352
Amortization of deferred stock-based compensation (3)	—	134	—	1,347
Restructuring, asset impairment, and other charges	—	351	—	5,330

Total costs and operating expenses	34,528	32,371	100,522	100,854

Income (loss) from operations	4,901	1,482	11,676	(4,799)
Interest and other income, net	149	170	397	514

Net income (loss) before cumulative effect of change in accounting method and provision for income taxes	5,050	1,652	12,073	(4,285)
Provision for income taxes	407	—	1,023	—
Net income (loss) before cumulative effect of change in accounting method	4,643	1,652	11,050	(4,285)
Cumulative effect of change in accounting method (4)	—	—	—	(29,036)

Net income (loss)	$4,643	$1,652	$11,050	$(33,321)

Basic net income (loss) per share before cumulative effect of change in accounting method	$0.14	$0.05	$0.34	$(0.14)
Per share adjustment for cumulative effect of change in accounting method	—	—	—	(0.91)

Basic net income (loss) per share	$0.14	$0.05	$0.34	$(1.05)

Diluted net income (loss) per share before cumulative effect of change in accounting method	$0.14	$0.05	$0.33	$(0.14)
Per share adjustment for cumulative effect of change in accounting method	—	—	—	(0.91)

Diluted net income (loss) per share	$0.14	$0.05	$0.33	$(1.05)

Shares used in computing basic net income (loss) per share	32,945	32,214	32,677	31,844

Shares used in computing diluted net income (loss) per share	34,380	33,089	33,499	31,844

Non-GAAP Pro forma Results and Reconciliation to GAAP (5)
GAAP net income (loss)	$4,643	$1,652	$11,050	$(33,321)
Amortization of intangible assets	1,407	1,455	4,235	4,352
Amortization of deferred stock-based compensation	—	134	—	1,347
Restructuring, asset impairment, and other charges	—	351	—	5,330
Cumulative effect of change in accounting method	—	—	—	29,036

Pro forma net income	$6,050	$3,592	$15,285	$6,744

Basic pro forma net income per share	$0.18	$0.11	$0.47	$0.21

Shares used in computing basic pro forma net income per share	32,945	32,214	32,677	31,844

Diluted pro forma net income per share	$0.18	$0.11	$0.46	$0.20

Shares used in computing diluted pro forma net income per share	34,380	33,089	33,499	33,032

(1)	The financial information for 2002 and 2003 includes the results of Virtual Financial Services, Inc. (“ViFi”), which was acquired on January, 28 2002. The consolidated statements of operations include the results of ViFi since the acquisition date.

(2)	To reflect the continuing evolution of the Company’s business operations, certain expense items were reclassified in 2003 as previously disclosed in April 2003. Results for the quarter and nine months ended September 30, 2002 have been revised to conform with the 2003 presentation.

Previously reported amounts for the quarter and nine months ended September 30, 2002, respectively, before the expense reclassifications, were: cost of revenues—$17,488 and $50,353; sales, general and administrative expenses—$7,898 and $25,045; and research and development—$5,045 and $14,427.

(3)	Consolidated statements of operations included in the Company’s Quarterly Report on Form 10-Q will report amortization of deferred stock-based compensation in the applicable expense categories (cost of revenues; sales, general and administrative; and research and development).

(4)	Effect of the adoption of SFAS No.142, “Goodwill and Other Intangible Assets.”

(5)	See explanation above regarding the Company’s practice on reporting pro forma results.

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DIGITAL INSIGHT CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$53,146	$48,130
Short-term investments	34,058	26,249
Accounts receivable, net	17,148	17,899
Accumulated implementation costs	3,632	4,478
Prepaid and other current assets	1,965	5,655

Total current assets	109,949	102,411
Property and equipment, net	27,405	30,621
Goodwill and intangible assets, net	116,027	120,915
Accumulated implementation costs	4,167	4,841
Long-term investments	1,003	—
Other assets	199	275

Total assets	$258,750	$259,063

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,717	$6,059
Accrued compensation and benefits	4,974	3,526
Customer deposits and deferred revenues	7,123	7,738
Line of credit	—	6,765
Other accrued liabilities	9,576	17,853
Current portion of capital lease obligations	97	484
Current portion of long-term debt	—	938

Total current liabilities	25,487	43,363
Customer deposits and deferred revenues	5,840	6,037

Total liabilities	31,327	49,400

Common stock	33	32
Additional paid-in capital	393,338	386,629
Accumulated deficit	(165,948)	(176,998)

Total stockholders’ equity	227,423	209,663

Total liabilities and stockholders’ equity	$258,750	$259,063

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DIGITAL INSIGHT CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine months ended September 30,
	2003	2002
Cash flows from operating activities:
Net income (loss)	$11,050	$(33,321)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Cumulative effect of change in accounting method	—	29,036
Restructuring, asset impairment, and other charges	—	5,330
Depreciation and amortization of property and equipment	9,627	9,361
Amortization of deferred stock-based compensation	—	1,347
Amortization of intangible assets	4,235	4,352
Changes in operating assets and liabilities, net of effect of acquisition	(2,838)	(6,732)

Net cash provided by operating activities	22,074	9,373

Cash flows from investing activities:
Net maturities (purchases) of investments	(8,812)	8,856
Acquisition of property and equipment	(6,521)	(5,660)
Acquisition of Virtual Financial Services, Inc.	—	(4,518)

Net cash used in investing activities	(15,333)	(1,322)

Cash flows from financing activities:
Net repayments of debt	(8,090)	(5,386)
Net proceeds from issuance of common stock	6,365	6,424

Net cash (used in) provided by financing activities	(1,725)	1,038

Net increase in cash and cash equivalents	5,016	9,089
Cash and cash equivalents, beginning of period	48,130	15,334

Cash and cash equivalents, end of period	$53,146	$24,423

Digital Insight Corporation

Key Operating Data

	Sept 30, 2003	June 30, 2003	Sept 30, 2002
CONSUMER METRICS
Live Internet Banking Clients
Internet Banking Sites	1,315	1,306	1,259
Internet Banking Active End-Users	4,236,000	4,011,000	3,390,000
Potential End-Users	33,819,000	32,159,000	31,369,000
Penetration at Live Sites	12.5%	12.5%	10.8%

All Internet Banking Clients
Contracts	1,417	1,423	1,388
Potential End-Users	35,727,000	34,395,000	33,159,000

Online Bill Pay Metrics
Bill Pay Users	607,000	558,000	425,000
Bill Pay Penetration (of Internet Users)	14.3%	13.9%	12.5%

BUSINESS METRICS
Cash Management Contracts	517	515	530
Cash Management Corporate Customers	35,400	31,800	23,400

LENDING METRICS
Lending Contracts	210	209	170
Applications Processed (a)	167,000	155,000	121,000
CONTRACTED CLIENTS	1,640	1,651	1,608

REVENUE BY PRODUCT LINE
(in thousands) (a)
Internet Banking Revenue (b)	$35,087	$32,864	$29,803
Lending Revenue	$4,342	$4,398	$4,050
Total Revenue	$39,429	$37,262	$33,853

(a)	Quarterly totals for the respective three-month periods. All other information is at the period then-ended.
(b)	Includes both Consumer and Business revenues.